	SCHEDULE II
	INFORMATION WITH RESPECT TO
	TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
	SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
		SHARES PURCHASED	AVERAGE
	DATE	SOLD(-)	PRICE(2)
COMMON	STOCK-SEQUA CORPORATION A

	GAMCO ASSET MANGEMENT INC.
	7/23/2007	300	169.57
	7/20/2007	200	169.55
	7/20/2007	8,000	169.70
	7/19/2007	4,900	169.70
	7/19/2007	500	169.55
	7/18/2007	600	169.59
	7/18/2007	4,000	169.78
	GABELLI SECURITIES, INC.
	GABELLI ASSOCIATES LTD
	7/20/2007	1,500	169.53
	7/18/2007	500	169.59
	GABELLI ASSOCIATES FUND II
	7/18/2007	500	169.59
	GABELLI ASSOCIATES FUND
	7/23/2007	700	169.66
	7/20/2007	1,200	169.53
	7/19/2007	1,000	169.60
	7/18/2007	1,600	169.59
	GABELLI FUNDS, LLC.
	GABELLI UTILITY TRUST
	7/20/2007	5,500	169.70
	GABELLI DIVIDEND & INCOME TRUST
	7/20/2007	2,800	169.70
	THE GABELLI GLOBAL DEAL FUND
	7/20/2007	35,000	169.69
	GABELLI ASSET FUND
	7/20/2007	2,900	169.70

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.